UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Aimco Files Preliminary Proxy Statement

Company Executing Clearly Defined Strategy Under New Board and Leadership Team

Highlights Strong Track Record of Stockholder Returns

Recommends FOR all three Company nominees for director

Denver September 28, 2022 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”), today filed its preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Highlights from the preliminary proxy filing include:

Aimco has undergone a comprehensive transformation following the December 2020 spin-off of Apartment Income REIT Corp (“AIR”)

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Aimco’s new post-spin majority-independent and reconstituted Board of Directors (the “New Aimco Board”) was appointed following the closing of the December 2020 spin-off of AIR, whereby two-thirds of the pre-spin-off Board resigned and was replaced following a thorough search process assisted by a leading executive and board search firm.

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Aimco has appointed six of its eight independent directors within the past 21 months, adding a fresh perspective with relevant skills in the areas of real estate finance, capital markets, development and transactions, business operations and board leadership, while retaining three directors with complementary skillsets and important historical knowledge of Aimco’s business operations.

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Aimco also appointed an all-new executive management team following the spin-off, comprising experienced real estate executives with fresh perspectives as well as a deep understanding of the industry, Aimco and its assets.

•	Aimco developed and communicated a new strategy for growth, focused on value-add, opportunistic and alternative investments, targeting the U.S. multifamily sector.

The New Aimco Board and leadership team have delivered significant stockholder value during their short tenure

Since the December 2020 spin-off, when the New Aimco Board and all new management team assumed their current roles, Aimco has delivered total stockholder returns of 56%1, significantly outperforming its identified developer peer group, the FTSE Nareit Equity Apartment Index, the MSCI US REIT Index, the S&P 500, and the Russell 2000. The Company has made significant progress over that period across all aspects of its stated growth strategy. Specific accomplishments include:

•	Creating $100 million of value from the monetization of successfully executed development and redevelopment projects;

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Securing significant, high-quality, future development opportunities, more than tripling Aimco’s controlled pipeline to a total potential of more than 15 million square feet, located in high-growth markets;

•	Retiring or refinancing more than $1 billion of near-term liabilities, eliminating substantially all of its floating rate exposure;

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Entering into a strategic capital partnership with Alaska Permanent Fund Corporation providing core equity capital for up to $1 billion of Aimco-led multifamily development projects and creating the opportunity to earn third-party management fees and incentive income;

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Unlocking $265 million of asset value by selling three stabilized multifamily assets at prices above the values in Aimco’s internal Net Asset Value estimate and by selling a partial interest in our passive minority investment in the life science developer, IQHQ, generating a greater than 50% internal rate of return;

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Eliminating various legacy entanglements with AIR through the early repayment of the $534 million purchase money note, the reduction of leasehold liabilities from $475.1 million down to $6.1 million, and the amendment of key provisions of the master leasing agreement with AIR;

•	Acquiring approximately 742,164 Aimco shares at a weighted average price of $5.93 per share and increasing the Company’s share repurchase authorization from 10 million to 15 million shares; and

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Building and maintaining a highly qualified and dedicated team of real estate investment professionals, achieving an all-time Company record employee engagement score of 4.52, out of 5, based on independent third-party surveys.

Notwithstanding Aimco’s superior results and the appointment of the New Aimco Board, Aimco stockholder Land & Buildings has provided a notice of competing director nominations

In the preliminary proxy statement filed today, Aimco disclosed that Land & Buildings Investment Management, LLC submitted to the Company a notice of nomination of three alternative candidates to stand for election to the Aimco Board of Directors. Aimco is committed to regular engagement with stockholders, and has held more than 80 individual meetings with more than 35 current and prospective stockholders in the past 13 months, including stockholders representing more than 80% in the aggregate of Aimco’s outstanding shares of common stock. Following several discussions with Land & Buildings, evaluation of its perspectives and review of its candidates, the New Aimco Board and management strongly believe that Aimco’s three director nominees are best positioned to continue overseeing Aimco’s growth. While the New Aimco Board and management are open to continued dialogue with Land & Buildings, they believe that the alternative candidates are unlikely to bring any expertise or perspectives that are not already well represented in the Aimco boardroom and could disrupt the considerable momentum that the Company has built over the past 21 months.

The New Aimco Board is comprised of highly skilled, diverse and dedicated directors who have deep experience and a diversity of viewpoints and are unwavering in their commitment to enhance value for all stockholders.

[1]	TSR calculation as of September 23, 2022

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; future share repurchases; expected investment opportunities; and our 2022 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2022 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, and (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on the Company’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; the Company’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the Company’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by the Company; activities by stockholder activists, including a proxy contest; the

Company’s relationship with each other after the consummation of the business separation; the ability and willingness of the Company and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the business separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the business separation.

In addition, the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review the Company’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, estimates, targets, statements or information contained in this document. It is understood and agreed that any such projections, estimates, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

Important Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). Prior to the 2022 Annual Meeting, Aimco will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2022 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.aimco.com) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s combined annual report on Form 10-K (the “2021 Annual Report”), filed with the SEC on March 1, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2021 Annual Report, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com

MacKenzie Partners, Inc.

Dan Burch

212-929-5748

Dburch@mackenziepartners.com

Matthew Sherman / Andrew Siegel / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449